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                                                                    EXHIBIT 10.6


                         NON-NEGOTIABLE PROMISSORY NOTE
                           SUBJECT TO RIGHT OF SET-OFF

U.S. $1,100,000                                           Dated: August 20, 1998
                                                           San Diego, California

      1.    Principal.

            FOR VALUE RECEIVED, the undersigned, TOMAHAWK II, INC., an Illinois corporation ("Maker"), HEREBY PROMISES TO PAY to ROBIN HARTLEY, an individual resident of the State of California ("Holder"), the principal sum of One Million One Hundred Thousand United States Dollars (US$1,100,000) (subject to set-off as set forth below, the "Principal"), in accordance with the terms and conditions of this Promissory Note. This Promissory Note is executed and delivered in accordance with Section 1.7 of the Asset Purchase Agreement, dated as of August 1, 1998, by and between Maker and Holder (which agreement is incorporated herein by this reference and made a part hereof, the "Purchase Agreement").

            THIS PROMISSORY NOTE IS SECURED AND NON-NEGOTIABLE. ANY ATTEMPTED TRANSFER OF THIS PROMISSORY NOTE WITHOUT THE PRIOR WRITTEN CONSENT OF MAKER SHALL BE VOID AND MAKER MAY TREAT THE ABOVE MENTIONED HOLDER AS THE SOLE PAYEE FOR ALL PURPOSES HEREUNDER. THIS NOTE IS SUBORDINATED TO CERTAIN INDEBTEDNESS AS SET FORTH BELOW.

      2.    Interest.

            No interest shall accrue on the Principal during the period commencing on the date of this Promissory Note and concluding on December 18, 1998. Thereafter, during the period (the "Second Period") commencing on December 19, 1998 and concluding on March 18, 1999, the unpaid balance of the Principal shall accrue interest at the rate equal to the U.S. prime rate as published in the Wall Street Journal (the "Prime Rate"), plus one percent (1%) per annum. Thereafter, during the period (the "Third Period") commencing on March 19, 1999 and concluding on March 19, 2004 (the "Final Payment Date"), the unpaid balance of the Principal shall accrue interest at the Prime Rate plus two percent (2%) per annum. The Prime Rate shall be determined initially on December 19, 1998 and then shall be adjusted on January 1 (or the first Business Day thereafter) of each year through the Final Payment Date. All interest due hereunder shall be computed on the basis of a year of 365 days for the actual number of days elapsed. Interest not paid when due shall be added to the unpaid principal balance and shall thereafter bear interest at the same rate as the Principal.
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      3.    Payment of Principal and Interest.

            (a) Unless previously accelerated or prepaid pursuant to the terms hereof, the unpaid balance of the Principal and the accrued and unpaid interest hereunder shall be paid as follows:

                  (i) within five days of the end of each calendar month during the Second Period, Maker shall pay to Holder an amount equal to the interest accrued during each such month (or portion thereof) on the unpaid balance of the Principal;

                  (ii) within five days of the end of each calendar month during the Third Period, Maker shall pay to Holder an amount equal to the sum of (x) the portion of the unpaid balance of the Principal equal to Eighteen Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($18,333.33), or such lesser amount of the unpaid balance of the Principal, as applicable, and (y) an amount equal to the interest accrued during each such month (or portion thereof) on the unpaid balance of the Principal; and

                  (iii) on the Final Payment Date, Maker shall pay to Holder in full the unpaid balance of the Principal, if any, on the Final Payment Date, together with any and all accrued and unpaid interest hereunder.

            (b) Each such payment of a portion of the unpaid balance of the Principal pursuant to Section 3(a)(ii)(x) above shall constitute a reduction of the unpaid balance of the Principal then outstanding. In the event that Maker fails to pay any amount when due hereunder, Maker shall pay to Holder a one-time late payment fee equal to five percent (5%) of such amount.

            (c) Notwithstanding the foregoing, in the event that (i) Maker and Holder are resolving a claim or dispute pursuant to the arbitration provisions of Section 10.15 of the Purchase Agreement and (ii) the aggregate dollar value at issue in any and all such claims and disputes is greater than or equal to Forty-Five Thousand Dollars ($45,000) (as reasonably determined by Maker in a written notice to Holder and the escrow agent), Maker shall deliver any and all payments hereunder into the escrow account referred to in Section 5 of this Promissory Note until the conclusion of the corresponding arbitration proceedings and the issuance of the final arbitration order. In no event shall the aggregate amount of such payments delivered by Maker into such escrow account cause the value of such escrow account to exceed Five Hundred Thousand Dollars ($500,000).

            (d) Maker shall have the right at any time to prepay all or any portion of the amounts owing hereunder without penalty or premium.

            (e) The payment of this Promissory Note is and shall be subordinate, to the extent and the manner hereinafter set forth, in right of payment to the payment in full of all Senior Debt. "Senior Debt" shall mean and refer to all indebtedness and obligations of Maker now or hereinafter existing in respect of indebtedness for money borrowed from Bank of America NT & SA ("Bank").


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Maker may make payments on this Promissory Note at the times and in the amounts pursuant to the terms and conditions set forth herein, but without giving effect to any acceleration or prepayment of this Promissory Note if, at the time of making any such payment and immediately after giving effect thereto, an event of default shall have occurred and be continuing under the Senior Debt (a "Subordination Event"). Once a Subordination Event has occurred and is continuing, Maker shall not make payment, directly or indirectly, in cash or other property, of all or any part of the indebtedness evidenced by this Promissory Note until Maker is no longer in default under the Senior Debt. Maker shall not prepay this Promissory Note without the prior written consent of Bank if Bank's consent is required pursuant to the terms and conditions of the instruments or documents creating the Senior Debt. This Promissory Note shall not be accelerated or declared in default until Bank, upon its request of notice in writing, shall have received at least ten (10) days' advance written notice of the intention to accelerate or declare this Promissory Note in default. No such acceleration or declaration of default of this Promissory Note shall be effective until such written notice shall have been given to Bank, if such notice was requested in writing by Bank.

      4.    Manner of Payment.

            All amounts payable hereunder shall be paid to Holder in lawful currency of the United States of America at such account or address as Holder may from time to time notify Maker in writing. If payment of any amount hereunder is due on a day other than a Business Day, the payment of such amount shall be due on the next succeeding Business Day. As used herein, "Business Day" means a day other than a Saturday, Sunday or a day on which banks are authorized to close in San Diego, California.

      5.    Escrow Amount.

            In the event that the payment of the unpaid balance of the Principal is accelerated before the first anniversary of the date of this Promissory Note, Maker first shall place One Hundred Twenty Thousand Dollars ($120,000) of the Principal into an escrow account in accordance with Section 1.7 of the Purchase Agreement, as partial security for Holder's indemnity obligations under the Purchase Agreement.

      6.    Set-Off.

            Maker is hereby authorized at any time and from time to time, to set-off and apply any and all amounts owing by Maker to Holder under this Promissory Note against any and all of the obligations (whether matured or unmatured) of Holder to Maker (or an affiliate of Maker) now or hereafter existing under the Purchase Agreement (subject to the conditions set forth in Section 3(c) hereunder) and/or any other agreement between them (other than the Consulting Agreement, dated as of the date hereof, by and between Maker and Holder). Maker shall provide Holder with ten (10) days' written notice of: (a) its intention to exercise its set-off rights hereunder; and (b) a description of the underlying basis giving rise to such exercise of its set-off rights. In the event that Maker exercises its set-off rights and all or a portion of such set-off is later found to be due and owing (the


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"Improper Set-Off Amount") by a final determination in an arbitration proceeding pursuant to Section 10.15 of the Purchase Agreement, then the Improper Set-Off Amount shall be due and payable within thirty (30) Business Days after the date of such determination. The rights of Maker under this section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Maker may have.

      7. Acceleration. Subject to Sections 5 and 6 of this Promissory Note, Holder shall have the right to accelerate payment of the unpaid balance of the Principal, together with any and all accrued and unpaid interest hereunder, in the event that Maker obtains debt or equity financing in the aggregate amount greater than or equal to Ten Million Dollars ($10,000,000) prior to the Final Payment Date.

      8.    Security Agreement.

            This Promissory Note is secured by, and entitled to the benefits of, that certain Security Agreement, dated as of the date hereof, by and between Maker and Holder.

      9.    Headings.

            Headings used in this Promissory Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

      10.   Attorneys' Fees.

            Maker agrees to pay all reasonable attorneys' fees incurred by Holder in connection with the enforcement of any obligation of Maker under this Promissory Note.

      11.   Amendment.

            No provisions of this Promissory Note may be changed, modified, amended or terminated except by a written instrument signed by Maker and Holder.

      12.   Governing Law.

            This Promissory Note is and shall be governed by and construed and enforced in accordance with the laws of the State of California.

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            IN WITNESS WHEREOF, Maker has caused this Promissory Note to be executed and delivered by its duly authorized officer, as of the date first above written.

                                 TOMAHAWK II, INC.,
                                 an Illinois corporation

                                   /s/ Michael H. Lorber
                                 -----------------------------------------------
                                 By: Michael H. Lorber, Vice President - Finance
                                     and Chief Financial Officer


                       [SIGNATURE PAGE TO PROMISSORY NOTE]


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